Exhibit 10.52

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of March 17, 2026, is entered into by and between AMASS Brands Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in Section 12.

A.           Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B.            Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) up to $30,000,000.00 (the “Commitment Amount”) in Series C Convertible Preferred Stock, par value $0.00001 per shares, of Company (the “Preferred Shares”); (ii) 56,250 shares of common stock, par value $0.00001 per share, of Company (the “Common Shares”), as a commitment fee for the funding facility set forth herein (the “Commitment Shares”); and (iii) a Warrant to Purchase Shares of Common Stock in the form attached hereto as Exhibit A (the “Warrant”).

C.            The Preferred Shares are convertible into Common Shares, upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock substantially in the form attached hereto as Exhibit B (the “Certificate of Designation”).

D.            This Agreement, the Warrant, the Certificate of Designation, all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

E.            For purposes of this Agreement: “Conversion Shares” means all Common Shares issuable upon conversion of the Preferred Shares; “Warrant Shares” means all Common Shares issuable upon exercise of the Warrant; and “Securities” means the Commitment Shares, the Preferred Shares, the Conversion Shares, the Warrant Shares, and the Warrant.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1.	Purchase and Sale of Securities.

1.1.         First Closing. Subject to the satisfaction (or written waiver by Investor) of the conditions set forth in Section 7.1 and Section 8.1 below, the date of the issuance and sale of the Commitment Shares pursuant to this Agreement (the “First Closing”) shall be March 17, 2026, or another mutually agreed upon date (the “First Closing Date”). The First Closing shall occur on the First Closing Date by means of the exchange of electronic signatures, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah. The Commitment Shares will be deemed fully earned and fully paid for on the First Closing Date.

1.2.         Second Closing. Upon the satisfaction (or written waiver by Investor) of the conditions set forth in Section 7.2 and Section 8.2 below, Company shall issue and sell to Investor and Investor shall purchase from Company 7,000 Preferred Shares (the “Initial Preferred Shares”) and the Warrant (such date of closing, the “Second Closing Date”). On the Second Closing Date, Investor shall pay to Company $7,000,000.00 (the “Initial Purchase Price”) via wire transfer of immediately available funds against delivery of the Initial Preferred Shares and the Warrant. Company agrees to pay $30,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”). The Transaction Expense Amount will be deducted from the Initial Purchase Price.

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1.3.         Request for Purchase of Additional Preferred Shares. The parties hereby agree that Company may, at its sole and absolute discretion, at any time and from time to time during the Commitment Period (as defined below), subject to the satisfaction of the conditions set forth in Annex I attached hereto, request that Investor purchase additional Preferred Shares in an amount no more than the Maximum Purchase Amount and no less than the Minimum Purchase Amount by providing a written notice of such request to Investor (each, a “Request”). The closing of each Preferred Share purchase shall take place on or before the third (3rd) Trading Day following the date of such Request (the date of the closing of each purchase, the “Preferred Share Purchase Date”). Subject to the satisfaction of the conditions set forth in Annex I attached hereto as of such Preferred Share Purchase Date, Investor shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Preferred Share purchase) in immediately available funds to an account designated by Company in writing. The purchase price per share for the purchase of all Preferred Shares pursuant to this Agreement will be $1,000.00.

1.4.         Exchange Cap. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, Company and Investor agree that the total cumulative number of Common Shares issued to Investor pursuant to conversions of the Preferred Shares and exercises of the Warrant together with all other issuances under the Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (the “Exchange Cap”), except that such limitation will not apply following Approval (defined below) or if otherwise inapplicable. Prior to the Second Closing, Company will seek stockholder approval of the issuance of all Preferred Shares that have been or may be issued hereunder covering the full Commitment Amount, the issuance of Conversion Shares, Commitment Shares, and Warrant Shares in excess of the Exchange Cap (the “Approval”).

1.5.         Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor shall or would be issued Common Shares, but such issuance would cause Investor (together with its affiliates) to own a number of shares exceeding 9.99% of the number of Common Shares outstanding on such date (the “Maximum Percentage”), Company must not issue to Investor Common Shares which would exceed the Maximum Percentage. The foregoing Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

2.             Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized by Investor; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor acknowledges that is has completed its diligence review of the Company, that the burden to conduct an investigation of the Company lies solely with Investor and represents and warrants that Investor has reviewed and had access to all items and materials that Investor desires to review as part of its diligence review, as well as the opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement (iv) Investor has been given adequate time to consult with its own legal counsel regarding the Company, this Agreement and the Securities and (v) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

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3.             Company’s Representations and Warranties. Company represents and warrants to Investor that as of each Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;(iii) after the Initial Listing Date, Company will have registered its Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and will be obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement and all the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except in the case of clauses (b) and (c) for any such conflicts, breaches, or defaults that would not reasonably be expected to have a material adverse effect on the Company; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any investor or lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (ix) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (x) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xi) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xii) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xiii) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 13.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xiv) Company acknowledges that Investor is not registered as a “dealer” under the 1934 Act; and (xv) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor. Company, being aware of the matters and legal issues described in subsections (xiv) and (xv) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

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4.             Covenants. Company covenants with Investor as follows, which covenants are for the benefit of Investor during the Commitment Period:

4.1.         Registration Statements.

(a)       Initial Registration Statement. Company will file with the SEC prior to the Initial Listing Date, a registration statement on Form S-1 (the “Initial Registration Statement”) registering at least 3,556,250 Common Shares (subject to any limits that may be imposed pursuant to Rule 415 under the 1933 Act or the rules and regulations of the Principal Market) for the resale of the Commitment Shares and the Warrant Shares, including a base prospectus, with respect to the issuance and sale of securities by Company, including Common Shares, which contains, among other things a Plan of Distribution section disclosing the methods by which Investor may sell the Common Shares. Except where the context otherwise requires, the Initial Registration Statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) (a “Prospectus”) under the 1933 Act or deemed to be a part of the Initial Registration Statement pursuant to Rule 430B of the 1933 Act, is herein called the “Registration Statement.” Following effectiveness of the Initial Registration Statement, Company will use reasonable best efforts to maintain the effectiveness of the Initial Registration Statement at all times Investor owns any of the Commitment Shares or the Warrant. Company will file any required sticker updates within three (3) Trading Days of the occurrence of the event necessitating such update.

(b)       Subsequent Registration Statement. Within fifteen (15) days of the Initial Listing Date, Company will file another registration statement on Form S-1 (the “Subsequent Registration Statement”) registering a sufficient number of Common Shares (subject to any limits that may be imposed pursuant to Rule 415 under the 1933 Act or the rules and regulations of the Principal Market) for the resale of the Conversion Shares calculated as the Commitment Amount divided by the Floor Price (as defined in the Certificate of Designation), and any other Common Shares issuable pursuant to this Agreement or the Preferred Shares. Company shall use commercially reasonable efforts and take all necessary actions to cause the Subsequent Registration Statement to be declared effective by the SEC within ninety (90) days of the Initial Listing Date. If the Subsequent Registration Statement is not effective within ninety (90) days of the Initial Listing Date, Company will issue to Investor additional Preferred Shares with a value equal to one percent (1%) of the Preferred Share Outstanding Balance every thirty (30) days that the Subsequent Registration Statement is not effective, not to exceed three (3) issuances. Notwithstanding the foregoing, the ninety (90) day period shall be tolled during any delay caused by a force majeure event or a government-shutdown affecting the SEC. Company covenants to file one or more Registration Statements as necessary to have sufficient Common Shares registered to at all times accommodate the conversion of the full Commitment Amount into Common Shares. Following effectiveness of the Subsequent Registration Statement, Company will use reasonable best efforts to maintain the effectiveness of the Subsequent Registration Statement at all times Investor owns any of the Preferred Shares. Company will file any required sticker updates within three (3) Trading Days of the occurrence of the event necessitating such update.

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(c)       Initial Disclosure. Within four (4) Trading Days after the Closing Date, Company shall file with the SEC a current report on Form 8-K or such other appropriate form as determined by counsel to Company (the “Current Report”), relating to the transactions contemplated by this Agreement disclosing all information relating to the transaction contemplated hereby required to be disclosed therein.

(d)       Amendments and Other Filings. Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, and (ii) all Periodic Reports as may be necessary to keep such Registration Statement effective at all times during the Commitment Period.

(e)       Blue-Sky. To the extent legally required, Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions. Company shall promptly notify Investor of the receipt by Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

4.2.       Listing of Common Shares. As of each Conversion Notice Date, Company will use its commercially reasonable efforts to cause the Conversion Shares to be listed on the Principal Market.

4.3.       Notice of Certain Events Affecting Registration; Suspension of Right to Request a Purchase of Preferred Shares. Company will promptly notify Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations, receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the 1933 Act or any other law; (v) Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate and Company will promptly make available to Investor any such supplement or amendment to the related Prospectus. Investor shall not deliver to Company any Conversion Notice (as defined in the Certificate of Designation), and Company shall not issue any Conversion Shares pursuant to any pending Conversion Notice, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”). Company shall be obligated to cure any Material Outside Event within ten (10) Trading Days. Notwithstanding anything to the contrary contained in this paragraph, consistent with Section 4.6, Company may not disclose to the Investor any material information not yet publicly available or disclosed to other shareholders.

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4.4.       Market Activities. Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the manipulation of the price of any security of Company under Regulation M of the 1934 Act.

4.5.       No Frustration. Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of Company to deliver the Conversion Shares to Investor in respect of a Conversion Notice.

4.6.       Material Non-Public Information. From and after the filing of the Current Report with the SEC, Company shall have publicly disclosed all material, non-public information delivered to Investor (or Investor’s representatives or agents) by Company or any of its subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with Company and any of its subsidiaries. Company understands and confirms that Investor will rely on the foregoing representations in effecting resales of Conversion Shares under the Registration Statement. Company covenants and agrees that, other than with Investor’s prior written consent (which may be withheld in Investor's sole discretion), it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the 1933 Act, the 1934 Act, or the rules and regulations of the SEC) to Investor without also disseminating such information to the public within a reasonable time period thereafter, unless prior to disclosure of such information Company identifies such information as being material non-public information and provides Investor with the opportunity to accept or refuse to accept such material non-public information for review.

5.	Indemnification.

5.1.          Indemnification by Company. In consideration of Investor’s execution and delivery of this Agreement and acquiring the Preferred Shares hereunder, and in addition to all of Company’s other obligations under this Agreement, Company shall defend, protect, indemnify and hold harmless Investor and its officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Conversion Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Company by or on behalf of Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by Company may be unenforceable under Applicable Laws, Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

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5.2.         Indemnification by Investor. In consideration of Company’s execution and delivery of this Agreement, and in addition to all of Investor’s other obligations under this Agreement, Investor shall defend, protect, indemnify and hold harmless Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Conversion Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Investor will only be liable for written information relating to Investor furnished to Company by or on behalf of Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Investor by or on behalf of Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by Investor; or (c) any breach of any covenant, agreement or obligation of Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by Investor. To the extent that the foregoing undertaking by Investor may be unenforceable under Applicable Laws, Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

5.3.         Notice of Claims. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Section 5 except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

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6.            Termination. So long as no Preferred Shares are outstanding and Investor owns no Conversion Shares, Company will have the right to terminate this Agreement upon ten (10) days’ prior written notice to Investor.

7.             Conditions to Company’s Obligation to Sell.

7.1.         The obligation of Company hereunder to issue and sell the Commitment Shares to Investor at the First Closing is subject to the satisfaction, on or before the First Closing Date, of each of the following conditions:

(a)       Investor shall have executed this Agreement and delivered the same to Company.

7.2.         The obligation of Company hereunder to issue and sell the Initial Preferred Shares and the Warrant to Investor at the Second Closing is subject to the satisfaction, on or before the Second Closing Date, of each of the following conditions:

(a)       Investor shall have executed all applicable Transaction Documents and delivered the same to Company.

(b)       Investor shall have delivered the Initial Purchase Price to Company.

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8.            Conditions to Investor’s Obligation to Purchase.

8.1.         The obligation of Investor hereunder to purchase the Commitment Shares at the First Closing is subject to the satisfaction, on or before the First Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

(a)       Company shall have executed this Agreement and delivered the same to Investor.

(b)       Company shall have issued the Commitment Shares to Investor.

(c)       Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

(d)       Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit D evidencing Company’s approval of the Transaction Documents.

(e)       Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit E to be delivered to the Transfer Agent.

8.2.         The obligation of Investor hereunder to purchase the Initial Preferred Shares and the Warrant at the Second Closing is subject to the satisfaction, on or before the Second Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

(a)       Company shall have executed the Warrant and delivered the same to Investor.

(b)       Company shall have filed the Certificate of Designation with the Delaware Secretary of State and had such filing approved by the Delaware Secretary of State.

(c)       Company shall have issued the Initial Preferred Shares.

(d)       The Initial Listing Date shall have occurred.

(e)       The Initial Registration Statement shall have been declared effective by the SEC (including the resale registration of the Commitment Shares and the Warrant Shares).

(f)       Lock-Up Agreements executed in a form satisfactory to Investor executed by Company’s officers and directors pursuant to which they agree to be a locked up from selling Common Shares for a period of 90 days following the Initial Listing Date and thereafter agree to sell no more than one percent (1%) of the weekly trading volume in any given week.

(g)       Company shall have received the Approval.

(h)       Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

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9.             Reservation of Shares. On the date hereof, Company will reserve 5,750,000 Common Shares from its authorized and unissued Common Shares to provide for all issuances of Common Shares pursuant to conversions of the Preferred Shares and exercises under the Warrant (the “Share Reserve”). Company further agrees to add additional Common Shares to the Share Reserve in increments of 100,000 shares as and when requested by Investor if as of the date of any such request the number of Common Shares being held in the Share Reserve is less than the number of Common Shares obtained by dividing the Preferred Share Outstanding Balance by the Floor Price (as defined in the Certificate of Designation), plus the number of Common Shares necessary to exercise the Warrant in full. Company shall further require its Transfer Agent to hold the Common Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Conversion Notice under the Certificate of Designation or a Notice of Exercise under the Warrant.

10.           Reinvestment Right. At any time during the period beginning on the Second Closing Date and ending on the later of the date that is eighteen (18) months after the Second Closing Date and the date that there are no Preferred Shares outstanding, Investor will have the right, but not the obligation, to purchase up to an additional $5,000,000.00 in Preferred Shares in one or more tranches. Purchases of additional Preferred Shares pursuant to this Section 10 will be reduced from the Commitment Amount.

11.          Selling Limitations.

11.1.       No Shorting. During the Commitment Period, neither Investor nor any of its subsidiaries, directors, officers, employees or other affiliates has or will directly or indirectly engage in any open market Short Sales (as defined below) of Common Shares; provided, however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 12 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (A) Company shall under no circumstances be entitled to request or demand that Investor either (1) provide trading or other records of Investor or of any party or (2) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (B) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (C) Company shall have no setoff right with respect to any such Short Sales. “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act. For the purposes hereof, and in accordance with Regulation SHO, the sale by Investor of Common Shares within forty-eight (48) hours of delivery of a Conversion Notice with respect to the Preferred Shares or a Notice of Exercise under the Warrant (collectively, a ”Notice”) of such number of Common Shares reasonably expected to be purchased under such Notice shall not be deemed a Short Sale.

11.2.       Sales Limitation. Investor agrees not to sell, during any calendar week, Common Shares in an amount exceeding twelve and a half percent (12.5%) of the total weekly trading volume of the Common Shares on all trading markets (including regular and extended trading) for such week (the “Weekly Sales Cap”). In the event Investor breaches such covenant, Company’s sole and exclusive remedy shall be the reduction of the Pre-Paid Purchase Outstanding Balance by the amount that Investor’s sales of Common Shares exceeded the Weekly Sales Cap. For the avoidance of doubt, both the Weekly Sales Cap and Company’s remedy related to such limitation shall expire thirty (30) days after the termination of the Commitment Period.

12.           Certain Definitions.

12.1.       “Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any sanctions laws.

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12.2.       “Change of Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of Company’s securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of Company, or would otherwise have the power to control Company or to direct the operations of Company.

12.3.       “Commitment Period” means the period beginning on the Second Closing Date and ending on the earlier of: (i) the date that is two (2) years from the Second Closing Date, and (ii) the date Company has sold $30,000,000.00 in Preferred Shares hereunder. Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing, the Commitment Period for any Preferred Shares shall automatically terminate immediately prior to the consummation of such Change of Control. Investor may waive this condition subsequent, at its sole discretion. For the avoidance of doubt, the termination of the Commitment Period will not affect Company’s obligations with respect to Preferred Shares issued prior to the termination of the Commitment Period.

12.4.       “Conversion Notice” means a written notice delivered by Investor to Company requiring Company to sell Conversion Shares to Investor.

12.5.       “Conversion Notice Date” means each date Investor delivers to Company a Conversion Notice.

12.6.       “Initial Listing Date” means the first date that Company’s Common Shares trade on the Principal Market.

12.7.       “Maximum Purchase Amount” means $5,000,000.00 less the Preferred Share Outstanding Balance, rounded down to the nearest $1,000.00.

12.8.       “Minimum Purchase Amount” means $250,000.00.

12.9.       “Nasdaq Minimum Price” means the Minimum Price as defined under Nasdaq Rule 5635(d).

12.10.     “Periodic Reports” shall mean Company’s (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q, (iii) any current report to be filed on Form 8-K, and (iv) all other reports required to be filed by Company with the SEC under Applicable Laws and regulations (including, without limitation, Regulation S-K); provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all Applicable Laws and regulations.

12.11.     “Preferred Share Outstanding Balance” means the total Stated Value of all outstanding Preferred Shares plus accrued but unpaid interest held by Investor as of the applicable measurement date.

12.12.       “Principal Market” means the Nasdaq Stock Market; provided however, that in the event Company’s Common Shares are ever listed or traded on the New York Stock Exchange or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which Company’s Common Shares are then listed or traded.

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12.13.      “Trading Day” means any day that the Principal Market is open for trading.

13.          Miscellaneous. The provisions set forth in this Section 13 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 13 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

13.1.       Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 13.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

13.2.       Governing Law; Venue. This Agreement and all Transaction Documents shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and the Transaction Documents shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Common Shares to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Common Shares to Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 13.10 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any Common Shares to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 13.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 13.2 Investor would not have entered into the Transaction Documents.

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13.3.       Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to seek one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that: (i) following an Event of Default (as defined in the Certificate of Designation) under the Certificate of Designation, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Common Shares to any party unless fifty percent (50%) of the net proceeds received by Company in connection with such issuance are simultaneously used by Company to make a redemption of the Preferred Shares under the Certificate of Designation; (ii) following a breach of Section 12(g) of the Certificate of Designation, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator invalidating such lock-up; and (iii) if Company enters into a definitive agreement that contemplates a Fundamental Transaction (as defined in the Certificate of Designation), unless such agreement contains a closing condition that the Preferred Shares are redeemed in full upon consummation of the transaction or Investor has provided its written consent in writing to such Fundamental Transaction, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator preventing the consummation of such transaction. Company specifically acknowledges and agrees that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

13.4.       Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Conversion Price, Conversion Shares, or VWAP (as defined in the Certificate of Designation) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Certificate of Designation) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

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13.5.       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered electronically (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.6.       Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

13.7.       Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

13.8.       Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

13.9.       Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

13.10.     Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail or with an international courier, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

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If to Company:

AMASS Brands Inc.

Attn: Mark Lynn

860 E. Stowell Road

Santa Maria, California 93454

With a copy to (which copy shall not constitute notice):

Winston and Strawn LLP

Attn: Michael J. Blankenship

800 Capitol Street, Suite 2400

Houston, Texas 77002

If to Investor:

Streeterville Capital, LLC

Attn: John M. Fife

297 Auto Mall Drive #4

St. George, Utah 84770

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84048

13.11.      Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of this Agreement) as though an original party hereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

13.12.      Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify, defend and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for any and all losses, damages, costs, expenses, claims or liabilities arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

13.13.      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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13.14.     Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

13.15.     Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

13.16.     Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

13.17.      Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

13.18.      Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

13.19.     Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

Streeterville Capital, LLC

By:
John M. Fife, President

COMPANY:

AMASS Brands Inc.

By:
Mark Lynn, Chief Executive Officer

[Signature Page to Securities Purchase Agreement]